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                                                                    EXHIBIT 11.1

                        AMERICAN COIN MERCHANDISING, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                                         Three Months Ended            Six Months Ended
                                                                               June 30,                    June 30,
                                                                         1998           1997          1998            1997
                                                                         ----           ----          ----            ----
     Net earnings ...............................................     $1,373,000     $  884,000     $2,558,000     $1,765,000
                                                                      ==========     ==========     ==========     ==========

     Common shares outstanding at beginning of period ...........      6,467,903      5,284,923      6,452,904      5,123,274

          Effect of shares issued during the period .............            857        108,840         10,121        199,401
                                                                      ----------     ----------     ----------     ----------

     Basic weighted average common shares .......................      6,468,760      5,393,763      6,463,025      5,322,675

     Incremental shares from assumed conversions:

          Stock options .........................................        177,774         52,774        170,506         27,239
          Warrants ..............................................         31,572          5,274         30,121             --
                                                                      ----------     ----------     ----------     ----------

     Diluted weighted average common shares .....................      6,678,106      5,451,811      6,663,652      5,349,914
                                                                      ==========     ==========     ==========     ==========

          Basic earnings per share ..............................     $     0.21     $     0.16     $     0.40     $     0.33

          Diluted earnings per share ............................     $     0.21     $     0.16     $     0.38     $     0.33
